UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 8, 2010

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On January 7, 2010, Obagi Medical Products, Inc. (the “Company”) and its wholly-owned subsidiary OMP, Inc. were served with a complaint from ZO Skin Health, Inc., a company affiliated with Dr. Zein Obagi, the Company’s original founder.  The complaint, filed in the Superior Court of the State of California, County of Los Angeles, seeks unspecified damages and injunctive relief under various contract, tort and statutory theories. Dr. Obagi and affiliates also served a demand for arbitration pursuant to certain 2006 agreements with the Company and OMP in which he makes additional claims for damages and other relief. The Company is in the process of reviewing the allegations contained in the complaint and in the demand for arbitration and intends to vigorously defend itself against these claims.

On January 8, 2010, the Company issued a press release regarding the foregoing complaint. The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated January 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: January 11, 2010	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Obagi Medical Products, Inc. dated January 8, 2010